Exhibit 10.1

In re Scotia Development

Term Sheet Regarding Global Settlement and Plan Support

May 1, 2008

The signatories to this Term Sheet (the “Agreement”) hereby acknowledge their agreement on the terms set forth herein, which agreement shall be further set forth into definitive documentation mutually acceptable to the Parties.  Notwithstanding the forgoing, this Agreement is binding on the Parties.

Parties

• Mendocino Redwood Company, LLC (“MRC”)

• Marathon Structured Finance Fund L.P. (“Marathon”)

• MAXXAM Inc. (“MAXXAM”), MAXXAM Group Inc. (“MGI”), and MAXXAM Group Holdings, Inc.
    (“MGHI”, and together with MAXXAM and MGI, the “MAXXAM Entities”)

• The Pacific Lumber Company, Scotia Development LLC, Britt Lumber Co., Inc., Salmon Creek LLC,
    and Scotia Inn Inc. (collectively, the “Palco Debtors”)

Terms of Amended MRC/Marathon Plan
MRC and Marathon agree to amend the terms of the First Amended Joint Plan of Reorganization for the Debtors Proposed by Mendocino Redwood Company, LLC and Marathon Structured Finance Fund L.P., to, among other things, accomplish the items listed on the attached Exhibit A (as such plan may be further modified, amended or superseded; provided however, that (i) any material modifications or amendments to the MRC/Marathon Plan or (ii) any modifications or amendments to the MRC/Marathon Plan that adversely affect the Palco Debtors or the MAXXAM Entities must be consented to by the MAXXAM Entities and the Palco Debtors, such consent not to be unreasonable withheld (the “MRC/Marathon Plan”).

Concessions by the MAXXAM Entities
Support of MRC/Marathon Plan
MAXXAM Entities will:
• immediately withdrawal as co-proponent of any plan of reorganization (including all related amendments, supplements, and predecessor plans) in any of the bankruptcy cases of the Palco Debtors or Scopac
   (collectively, the “Debtors”), including, but not limited to the following plans:

o First Alternative Plan of Reorganization for the Palco Debtors [Docket Entry 2209];

o First Alternative Plan of Reorganization for Scotia Pacific Co. LLC [Docket Entry 2502]; and

o Plan Proponents’ Third Amended Joint Plan of Reorganization for the Debtors [Docket Entry 2507].

• immediately withdrawal of (i) any objections filed by the MAXXAM Entities against the MRC/Marathon Plan and (ii) any proffers by the MAXXAM Entities filed, offered, or adduced in support of any plan other than the MRC/Marathon Plan.
• Effective immediately, agree not to provide or assist any of the Debtors with exit financing or post-confirmation investments in connection with any plan of reorganization in any of the Debtors’ Reorganization Cases;
• Express support for and use best efforts to defend the MRC/Marathon Plan; and
• Use best efforts to oppose any competing plans.
For avoidance of any doubt, none of the MAXXAM Entities shall be a plan proponent of the MRC/Marathon Plan.

Tax Considerations
• MAXXAM agrees to indemnify, release and hold harmless MRC, Marathon, Newco, Townco and any and all of their affiliates (collectively, the “Tax Indemnified Parties”) for all claims by whomever asserted arising from or consisting of claims for federal, state or local income taxes, including alternative minimum taxes and claims related thereto, plus any and all losses, claims, costs, legal fees, penalties and interest and other liabilities, including without limitation, any obligation to reimburse any of the Debtors’ bankruptcy estates on account of any of the foregoing, all as it relates to taxes of the Debtors, for all periods (past, present, and future);
• In the event any such taxes are asserted against any of the Tax Indemnified Parties, the Tax Indemnified Parties agree they will not compromise, settle or pay such liability without the written consent of MAXXAM, unless MAXXAM shall at any time fail to defend, indemnify, release and hold harmless such entities.  MAXXAM’s unwillingness to compromise, settle or pay any asserted taxes will in no way relieve MAXXAM of its obligation to indemnify, release, hold harmless or defend any of the Tax Indemnified Parties; and
• The indemnity obligations provided herein arise upon receipt of written notice from any of the Tax Indemnified Parties providing notice of a request for payment from a taxing authority or any third party, including the Debtors, for any taxes of the Debtors as described above.

Release and Covenant Not to Sue with Respect to MRC
Effective immediately, each of the MAXXAM Entities on behalf of themselves, their predecessors, successors, and assigns, hereby fully and completely releases MRC and its affiliates, and each of their respective officers, directors and professionals from all liability and covenants not to sue regarding (i) any and all prepetition and postpetition claims, causes of action, suits, debts, obligations, liabilities, demands, losses, costs, and expenses of any kind, character, or nature whatsoever, known or unknown, fixed or contingent (the “Released Claims”), that the MAXXAM Entities may have or claim as of the date hereof and (ii) any and all Released Claims relating to any of the Debtors or their respective bankruptcy cases that may arise at any time in the future; provided however, that nothing herein shall release any claims or obligations arising under this Agreement.

Release and Covenant Not to Sue with Respect to Marathon
Effective immediately, each of the MAXXAM Entities on behalf of themselves, their predecessors, successors, and assigns, hereby fully and completely releases Marathon and its affiliates, and each of their respective officers, directors and professionals of liability and covenants not to sue regarding (i) any and all Released Claims that the MAXXAM Entities may have or claim as of the date hereof and (ii) any and all Released Claims relating to any of the Debtors or their respective bankruptcy cases that may arise at any time in the future; provided however, that nothing herein shall release any claims or obligations arising under this Agreement; provided further that such releases and covenants by and on behalf of the MAXXAM Entities shall not apply to any cause of action for any fraud, gross negligence or willful misconduct perpetrated against the MAXXAM Entities; provided, further that the MAXXAM Entities represent and warrant that they are not aware of and have no reason to believe that there is any basis for, and have no intention to assert, any cause of action for any such fraud, gross negligence or willful misconduct

Release and Covenant Not to Sue with Respect to Palco Debtors
Effective upon entry of an order by the Bankruptcy Court approving this term of this Agreement, each of the MAXXAM Entities on behalf of themselves, their predecessors, successors, and assigns, fully and completely releases each of the Palco Debtors and each of their respective officers, directors and professionals from liability and covenants not to sue regarding (i) any and all Released Claims that the MAXXAM Entities may have or claim as of the date hereof and (ii) any and all Released Claims relating to any of the Debtors or their respective bankruptcy cases that may arise at any time in the future; provided however, that nothing herein shall release any claims or obligations arising under this Agreement.

Concessions by the Palco Debtors
Support of MRC/Marathon Plan
Palco Debtors will:
• immediately withdraw as co-proponents of any plan of reorganization (including all related amendments, supplements, and predecessor plans) in any of the Debtors’ bankruptcy cases, including, but not limited to the following plans:

o First Alternative Plan of Reorganization for Scotia Pacific Co. LLC [Docket Entry 2502]; and

o Plan Proponents’ Third Amended Joint Plan of Reorganization for the Debtors [Docket Entry 2507].

• immediately withdraw the First Alternative Plan of Reorganization for the Palco Debtors [Docket Entry 2209];
• to the extent permitted by the bankruptcy court, immediately withdraw (i) all objections filed by the Palco Debtors against the MRC/Marathon Plan and (ii) all proffers by the Palco Debtors filed, offered, or adduced in support of any plan, other than the MRC/Marathon Plan.
• agree not to provide or assist any of the Debtors with exit financing or post-confirmation investments in connection with any plan of reorganization in any of the Debtors’ reorganization cases;
• express support for and use best efforts to defend the MRC/Marathon Plan; and
• use best efforts to oppose any competing plans.
For avoidance of any doubt, none of the Palco Debtors shall be a plan proponent of the MRC/Marathon Plan.

Releases and Covenants Not to Sue
Effective upon the later to occur of (i) approval of the Settlement Motion and (ii) the effective date of the MRC/Marathon Plan, each of the Palco Debtors on behalf of themselves, their respective estates, their predecessors, successors, and assigns, fully and completely releases MRC, Marathon, the MAXXAM Entities, and each of the other Palco Debtors, and each of the foregoing’s respective officers, directors and professionals from liability and covenants not to sue regarding (i) any and all Released Claims that the Palco Debtors may have or claim as of the date hereof and (ii) any and all Released Claims relating to any of the Debtors or their respective bankruptcy cases that may arise at any time in the future; provided however, that nothing herein shall release any claims or obligations arising under this Agreement; (specific language to be this broad or as broad as the court will allow).

Concessions by MRC and Marathon
Amended Plan	File amended plan not later than 3:00 p.m. on May 2, 2008.
Lumber Purchases
Mirada shall, as soon as practical, but in no event later than six weeks from the date hereof, choose to require Newco or MRC to purchase the lumber listed on the attached Exhibit B (the “Mirada Lumber”) at the MFP lumber price; provided, however, that nothing herein shall restrict Mirada’s ability to sell any portion of the Mirada Lumber to other entities at any time.
On the effective date of the MRC/Marathon Plan, MRC shall (i) with respect to any lumber not sold within six weeks, pay the difference between the Mirada price and the MFP price set forth on Exhibit B, and (ii) with respect to any portion of the Mirada Lumber that was sold, pay Mirada an amount equal to the difference between such sale proceeds or MFP lumber price set forth on Exhibit B, whichever is higher, and the Mirada price set forth on Exhibit B.

Palco Retirement Plan
Upon the effective date of the MRC/Marathon Plan, and pursuant to Article 6.5 of the MRC/Marathon Plan, Newco will assume the Palco Retirement Plan;  provided, however, that in the event that the MRC/Marathon Plan becomes effective and is subsequently overturned and unwound on appeal, this provision will have no effect.

Cash Payment
MRC shall pay MAXXAM $2.25 million in cash upon approval by the Court of a settlement based on the terms herein pursuant to a final non-appealable order and upon effectiveness of the MRC/Marathon Plan and refundable in the event that such plan becomes effective and is overturned and unwound on appeal.

Professional Fees
Subject to the occurrence of the effective date of the MRC/Marathon Plan, MRC and Marathon represent that, with respect to professionals fees incurred by the Palco Debtors to-date, they have reviewed such fees, have no objections to any such fees, and have no intent to object to future reasonable fees incurred by the Palco Debtors that are consistent with this Agreement.

Release and Covenant Not to Sue with Respect to MAXXAM
Release by MRC

Effective immediately, MRC on behalf of itself, its predecessors, successors, and assigns, fully and completely releases the MAXXAM Entities and each of their respective officers, directors and professionals from liability and covenants not to sue regarding (i) any and all Released Claims that MRC may have or claim as of the date hereof and (ii) any and all Released Claims relating to any of the Debtors or their respective bankruptcy cases that may arise at any time in the future; provided however, that nothing herein shall release any claims or obligations arising under this Agreement.

Release by Marathon

Effective immediately, Marathon on behalf of itself, its predecessors, successors, and assigns, fully and completely releases each of the MAXXAM Entities and each of their respective officers, directors and professionals from liability and covenants not to sue regarding (i) any and all Released Claims that Marathon may have or claim as of the date hereof and (ii) any and all Released Claims relating to any of the Debtors or their respective bankruptcy cases that may arise at any time in the future; provided however, that nothing herein shall release any claims or obligations arising under this Agreement; provided, further, that such releases and covenants by and on behalf of Marathon shall not apply to any cause of action for any fraud, gross negligence or willful misconduct perpetrated against Marathon; provided, further that Marathon represents and warrants that it is not aware of and has no reason to believe that there is any basis for, and has no intention to assert, any cause of action for any such fraud, gross negligence or willful misconduct; provided further that Marathon covenants not to assign or otherwise transfer any claim against any of the MAXXAM Entities that is not released by this Agreement.

Release and Covenant Not to Sue with Respect to Palco Debtors
Release by MRC

Effective upon the later to occur of (i) approval of the Settlement Motion and (ii) the effective date of the MRC/Marathon Plan, MRC on behalf of itself, its predecessors, successors, and assigns, fully and completely releases the Palco Debtors, and each of their respective officers, directors and professionals from liability and covenants not to sue regarding (i) any and all Released Claims that MRC may have or claim as of the date hereof and (ii) any and all Released Claims relating to any of the Debtors or their respective bankruptcy cases that may arise at any time in the future; provided however, that nothing herein shall release any claims or obligations arising under this Agreement.

Release by Marathon

Effective upon the later to occur of (i) approval of the Settlement Motion and (ii) the effective date of the MRC/Marathon Plan, Marathon on behalf of itself, its predecessors, successors, and assigns, fully and completely releases each of the Palco Debtors, and each of their respective officers, directors and professionals from liability and covenants not to sue regarding (i) any and all Released Claims that Marathon may have or claim as of the date hereof and (ii) any and all Released Claims relating to any of the Debtors or their respective bankruptcy cases that may arise at any time in the future; provided however, that nothing herein shall release any claims or obligations arising under this Agreement;  provided, further, that such releases and covenants by and on behalf of Marathon shall not apply to any cause of action for any fraud, gross negligence or willful misconduct perpetrated against Marathon; provided further that Marathon represents and warrants that it is not aware of and has no reason to believe that there is any basis for, and has no intention to assert, any cause of action for any such fraud, gross negligence or willful misconduct; provided further that Marathon covenants not to assign or otherwise transfer any claim against any of the Palco Debtors that is not released by this Agreement.

Approval by the Bankruptcy Court
Settlement Motion
As soon as practical, the parties to this Agreement shall file a joint motion pursuant to Fed. R. Bankr. P. 9019 seeking bankruptcy court approval of the concessions made by the Palco Debtors in this Agreement (the “Settlement Motion”).

Timing
The parties shall seek to have the Settlement Motion heard and approved on a parallel track with the MRC/Marathon Plan such that an order approving the Settlement Motion is entered contemporaneously with an order confirming the MRC/Marathon Plan.

Support	MRC and Marathon agree to use their best efforts to support the Settlement Motion and to have the Settlement Motion approved on the timeline described above.
Miscellaneous Provisions
Cooperation:	The MAXXAM Entities and the Palco Debtors agree to fully cooperate with MRC and Marathon in connection with matters arising during the bankruptcy cases.
Waiver of California Civil Code § 1542 and Similar Laws.
The parties hereto, and each of them, understand and acknowledge that there are laws which may invalidate releases of claims which are unknown to them.  Each of the parties hereto expressly acknowledges and agrees that they are hereby waiving and relinquishing any and all rights which they have or might have against the parties released by them pursuant to this Agreement; including but not limited to (and without acknowledging that the California Civil Code is applicable to this Agreement) any and all rights under § 1542 of the California Civil Code.  That statute reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OF OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
In connection with such waiver and relinquishment, the parties hereto, and each of them, hereby acknowledge that they are aware that they may later discover facts in addition to or different from those which they currently know or believe to be true with respect to the subject matters of this Agreement, but that it is the intention of each of them to hereby fully, finally, and forever release all of the matters and claims identified in the release contained herein which now exist, may exist, or previously existed between them, or any of them, and each and any of the parties released by this Agreement, whether known or unknown, suspected or unsuspected.  In furtherance of such intent, the release in this Agreement shall be and remain in effect as a full and complete release, notwithstanding the discovery or existence of such additional or different facts by the parties, or any of them, or by any person acting on any of their respective behalves.

Effective Date	Unless otherwise expressly provided in this Agreement, all terms and provisions herein shall be effective upon execution.
Advice of Counsel
The parties acknowledge that they have read and considered this Agreement carefully, that it was negotiated by their attorneys with their express approval, that they have discussed it in detail with their attorneys, that they have been given a reasonable period of time (as long as they deemed necessary) to consider this Agreement before signing, that they fully understand the extent and impact of its provisions, and that they have executed it knowingly and voluntarily and without any coercion, undue influence, threat, or intimidation of any kind whatsoever.

No Presumption Against Drafter
This Agreement has been drafted through a cooperative effort of all parties, and no party shall be considered the drafter of this Agreement so as to give rise to any presumption or convention regarding construction of this document.  The parties further acknowledge that they have had input into the drafting of this Agreement and that any construction this Agreement shall not be construed for or against any party, but rather shall be given a fair and reasonable interpretation, based on the plain language of the Agreement and the expressed intent of the parties.  The parties expressly waive the benefits of any rule of construction, statutory or otherwise, that in cases of uncertainty the language of a contract should be interpreted most strongly against its drafter.

Counterparts and Signatures
This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.  Facsimile signatures, or signatures transferred in pdf format, shall be treated as original signatures for all purposes.

Revocation	The parties acknowledge that this Agreement may not be revoked.
Jurisdiction
The Bankruptcy Court shall retain exclusive jurisdiction over the subject matter of this Agreement to resolve all disputes relating thereto and to enforce the terms set forth herein, absent an agreement of the parties to the contrary.  In addition, the parties agree that venue with respect to releases and the tax indemnity agreement shall be at some other mutually agreeable venue.

Choice of Law	This Agreement shall, in all respects, be governed by and interpreted in accordance with the laws of the state of New York.
No Admission of Liability
It is understood and agreed by the parties that this Agreement represents a settlement and compromise of disputed claims and neither this Agreement itself, any of the payments or covenants described herein, nor anything else connected with this Agreement is to be construed as an admission of liability, but is entered into to buy the peace of the parties.  Neither this Agreement nor anything contained within it shall be admissible in any proceeding as evidence of liability or wrongdoing on the part of either party.  However, this Agreement may be introduced in any proceeding instituted to enforce its terms.

Subsequent Documentation
Parties agree to use their reasonable best efforts to further set forth this Agreement in definitive documentation mutually acceptable to the Parties by May 30, 2008.  Notwithstanding the forgoing, this Agreement is binding on the Parties.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the day and year first above written.

Marathon Structured Finance Fund L.P. By: /s/ Louis Hanover Name: Louis Hanover Title: CIO	Mendocino Redwood Company, LLC By: /s/ Alexander L. Dean Jr. Name: Alexander L. Dean Jr. Title: Chairman of the Board
MAXXAM Inc. By: /s/ M. Emily Madison Name: M. Emily Madison Title: Vice President, Finance	The Pacific Lumber Company Debtor in Possession By: /s/ George A. O’Brien Name: Title:
MAXXAM Group Holdings, Inc. Debtor in Possession By: /s/ M. Emily Madison Name: M. Emily Madison Title:	Britt Lumber Company Debtor in Possession By: /s/ George A. O’Brien Name: Title:
MAXXAM Group Inc. Debtor in Possession By: /s/ M. Emily Madison Name: M. Emily Madison Title:	Salmon Creek LLC Debtor in Possession By: /s/ George A. O’Brien Name: Title:
Scotia Development LLC Debtor in Possession By: /s/ George A. O’Brien Name: Title:	Scotia Inn Inc. Debtor in Possession By: /s/ George A. O’Brien Name: Title:

Exhibit A

•	Elimination of the New Timber Notes;

•	Amend treatment for Holders of Scopac Timber Note Secured Claims to provide for cash payment of not less than $520 million on the effective date of the MRC/Marathon Plan;

•	Modify existing “New Timber Note Adjustment” to reflect elimination of New Timber Notes and to remove the Tax Claims portion of such remaining adjustment;

•	Pursuant to Article 6.5 of the Plan, Newco will assume the Palco Retirement Plan under the MRC/Marathon Plan; and

•	On the effective date of the MRC/Marathon Plan, Newco will receive an equity capital contribution of not less than $200 million.

DAL02:513628.4